SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement    [ ]  Confidential, for Use
                                         of the Commission Only
                                         (as permitted by
                                         Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule
       14a-12

                  THE PEOPLES HOLDING COMPANY
      ---------------------------------------------------
       (Name of Registrant as Specified In Its Charter)

                          THE PEOPLES HOLDING COMPANY
                                 P. O. BOX 709
                         TUPELO, MISSISSIPPI 38802-0709


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 14, 1998

TO THE STOCKHOLDERS:

Notice is hereby given that the Annual Meeting of Stockholders of The Peoples Holding Company (the "Company") will be held at the principal office of The Peoples Bank & Trust Company at 209 Troy Street, Tupelo, Mississippi, on April 14, 1998, at 2:00 o'clock p.m. for the purpose of considering and voting on the following matters:

        (1) Authority to elect as members of the board of directors for the terms specified the five (5) nominees presented in the proxy material.

        (2) To consider  and act upon a proposal to amend the  articles of
        incorporation   to  increase  to  15,000,000   the  number  of
        authorized shares of common stock.

        (3) To ratify the appointment of Ernst and Young LLP of Memphis, Tennessee, as independent auditors for the Company for the current year.

        (4) To exercise its discretion on any other matters which properly come before said meeting.

Information regarding the matters to be acted upon at the meeting is contained in the Proxy Statement accompanying this Notice.

   BY ORDER OF THE BOARD OF DIRECTORS


March 23, 1998                  /s/ John W. Smith
                                -----------------
                              John W. Smith, President



                                    IMPORTANT
         WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE MARK,
         SIGN, DATE, AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED
        PROXY IN THE ENVELOPE PROVIDED. IT REQUIRES NO POSTAGE IF MAILED
                             IN THE UNITED STATES.

                          THE PEOPLES HOLDING COMPANY

                                PROXY STATEMENT

          ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 14, 1998

                                  INTRODUCTION

   The accompanying Proxy is solicited by and on behalf of the Board of Directors of The Peoples Holding Company (the "Company") for use at the Annual Meeting of Stockholders to be held on April 14, 1998, and any adjournments thereof. The time and place of the meeting is set forth in the accompanying Notice of Meeting. All expenses of preparing, printing and mailing the Proxy and all materials used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview and telephone by directors, officers and other employees of the Company, none of whom will receive additional compensation for their services. The date on which this Proxy Statement and the accompanying Proxy are first being sent or given to Stockholders of the Company is March 23, 1998.

                             PURPOSE OF THE MEETING

The annual meeting will be held for the purpose of:
1. Electing five members of the Board of Directors of the Company for terms specified;
2. Approve an amendment to Article Four of the Articles of Incorporation to increase the authorized shares of common stock outstanding to fifteen million.
3. Voting on independent auditors for the Company for the current year;
4. Transacting such other matters as may properly come before the meeting.


                          VOTES REQUIRED FOR APPROVALS

   The Company has issued and outstanding 5,859,472 shares of Common Stock, par value of $5.00 per share, which is the only class of stock outstanding. Only the holders of record of Common Stock of the Company at the close of business on March 20, 1998, are entitled to notice of and vote on the matters to come before the Annual Meeting of Stockholders or any adjournment thereof.

   Presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Meeting or any adjournment thereof.

   A stockholder is entitled to one (1) vote, in person or by proxy, at the Annual Meeting for each share of Common Stock of the Company held of record in his or her name at the close of business on the record date, March 20, 1998.

   Affirmative vote of a majority of the outstanding shares of Common Stock of the Company is required to elect directors. Each shareholder shall have the right to vote, allocable to the number of shares owned by him, for as many persons as there are directors to be elected, or to cumulate such votes and give one candidate as many votes as the number of directors multiplied by the number of votes allocable to his share equal, or to distribute such votes, on the same principle, among as many candidates as he shall see fit, without any conditions precedent to such action.

   Affirmative vote of a majority of outstanding shares of Common Stock of the Company is required to approve the proposed amendment to the articles of incorporation.

   Affirmative vote of a majority of outstanding shares of Common Stock of the Company is required to approve independent auditors.

   Stockholders may designate a person or persons other than those named in the enclosed Proxy to vote their shares at the Annual Meeting or any adjournment thereof. As to any other matter or business which may be brought before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompany ing Proxy in accordance with the judgment of the person or persons voting the same, but the management and Board of the Company do not know of any other matters or business to come before the meeting. Any stockholder has the power to vote his or her Proxy at any time, insofar as it has not been exercised, by written notice or subse quently dated Proxy, received by the Company, or by oral revocation given by the stockholder in person at the Annual Meeting or any adjournment thereof.

                      PRINCIPAL HOLDERS OF VOTING SECURITY

   The Company has only Common Stock outstanding and as of February 25, 1998, the Company had 2,456 stockholders of record. To the knowledge of management of the Company, no stockholder owns beneficially more than five (5) percent of the Company's outstanding Common Stock. As of February 25, 1998, policy making officers and directors as a group beneficially owned, directly and indirectly, a total of three hundred and twenty four thousand, six hundred and ninety six (324,696) shares, or five and fifty four hundredths (5.54%) of total shares of Common Stock outstanding.

                             ELECTION OF DIRECTORS

   The charter of incorporation and bylaws of the Company provide for a board of not less than seven nor more than twenty members to be determined annually by the affirmative vote of a majority of the entire Board of Directors of the Company. The number of directors is currently fixed at fourteen, and the Board of Directors has voted to fix the number of members at fourteen for the ensuing year. The Board of Directors is divided into three classes having staggered terms. Five of the directors whose terms end in 1998 have been nominated for re-election to another term.

   The five persons named below will be nominated for election to serve terms for the period indicated below and until their succes sors are duly elected and qualified. It is the intention of the persons named in the proxy to vote for the election of the five nominees. The following table sets forth the name, age, principal occupation or position, periods of service as a director, number of shares of company stock beneficially owned and certain other information as to said directors and nominees:

NAME; AGE;                                     SHARES OF COMPANY STOCK
POSITION; and                                    OWNED DIRECTLY and
PRINCIPAL                      DIRECTOR           (INDIRECTLY) and
OCCUPATION                     SINCE(1)        PERCENTAGE OF TOTAL (2)

                  NOMINEES FOR THREE-YEAR TERMS ENDING IN 2001:

John M. Creekmore; 42;          1997               1,221         *
attorney                                            (230)

John W. Smith; 62;              1978               9,015         *
 President, The Peoples                           (3,744)
 Holding Company and
 The Peoples Bank and
 Trust Company

Jimmy S. Threldkeld; 65;        1974              23,239         *
 President, JCO, Inc.,                                (0)
 real estate development

Robert H. Weaver; 66;           1980              81,697        1.58%
 attorney, Watkins,                              (10,872) (3)
 Ludlam & Stennis

J. Larry Young; 59;             1982                 262         *
 pharmacist and partner,                            (262)
 Ramsey-Young Pharmacy

                      DIRECTORS WITH TERMS ENDING IN 1999:

William M. Beasley; 46;         1989              26,392         *
  attorney, Mitchell, Voge,                       (7,588)
  Beasley and Corban

Marshall H. Dickerson; 48;      1997                 235         *
  owner and manager,                                  (0)
  Dickerson Furniture Company

A. M. Edwards, Jr.; 71;         1983               5,761         *
 attorney, Edwards, Storey,                       (5,761)
 Marshall & Helveston

Eugene B. Gifford, Jr.; 63;     1987              38,138         *
 attorney, Gifford and                           (15,202)
 Allred

                      DIRECTORS WITH TERMS ENDING IN 2000:

George H. Booth, II; 44;        1994               3,178         *
 Secretary, Tupelo                                    (0)
 Hardware Company (whole-
 sale and retail hardware)

Frank B. Brooks; 54;            1989              13,144         *
 farmer                                             (679)

Robert C. Leake; 65;            1973              19,449         *
 President, Leake &                               (9,472)
 Goodlett, Inc. (building
 supplies and contractors)
 Chairman, Board of Directors
 of The Peoples Holding Company
 and The Peoples Bank and
 Trust Company

C. Larry Michael; 52;           1997               2,052         *
 President, Transport Trailer                         (0)
 Service, Inc., Rent-A-Box, Inc.,
 and Precision Machine and Metal
 Fabrication, Inc.

J. Heywood Washburn; 67;        1982              23,103         *
 self-employed, investor                         (24,000)



(1) The Company was formed in 1982. Dates stated for years prior to 1982 indicate the first year of service as a director of The Peoples Bank and Trust Company. Persons who were serving as directors of The Peoples Bank and Trust Company in 1982 also became directors of the Company at that time.

(2)  Less than 1% ownership is marked with an asterisk (*).

(3) Excludes 9,573 shares owned by his wife for which Mr. Weaver disclaims beneficial ownership.

   All of the directors and nominees for the terms listed above presently serve on both the Board of Directors of the Company and of The Peoples Bank & Trust Company. All shares of the Bank are owned by the Company.



                    COMPENSATION, MEETINGS AND COMMITTEES OF
                             THE BOARD OF DIRECTORS

   Compensation of Directors. Directors who are officers of the Company receive no additional compensation for their service as directors. The Board of Directors fixes the compensation for outside directors and currently, outside directors are paid a monthly fee of $300.00 plus an additional monthly fee of $250.00 for each regular board meeting they attend. Directors are also paid an additional fee of $250.00 for each committee meeting or special called board meeting which they attend. The Chairman of the Board is paid $1,833.33 per month plus a fee of $250.00 for each committee meeting which he attends.

   Meetings and Attendance. The Board of Directors of the Company met ten times during 1997. No director attended less than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the board on which they served. The Board of Directors of the Bank met twelve times during 1997.

     Executive Committee. The Executive Committee has charge over all matters under the direction and control of the Board of Directors which may require attention between regular meetings of the Board of Directors. The members of the Executive Committee are Robert C. Leake, Chairman, A. M. Edwards, Jr., Eugene B. Gifford, Jr., John W. Smith, Jimmy S. Threldkeld and J. Larry Young. The committee met thirteen times during 1997 with no member attending less than 75% of the meetings.

     The Board of Directors of the Company performs the functions of the Compensation Committee, the Personnel Committee and the Nominating Committee. Mr. Smith does not attend or participate in board meetings when executive salaries and other executive benefits are discussed and approved. The members of the board that make up the Compensation Committee and the Personnel Committee are: William M. Beasley, George H. Booth, II, Frank B. Brooks, John M. Creekmore, Marshall H. Dickerson, A. M. Edwards, Jr., Eugene B. Gifford, Jr., Robert C. Leake, C.Larry Michael, John W. Smith, Jimmy S. Threldkeld, J. Heywood Washburn, Robert H. Weaver and J. Larry Young.

   Compensation Committee Interlocks and Insider Participation. John W. Smith serves on the board which acts as the Compensation Committee. He does not attend or participate in any board meetings when executive salaries or other executive benefits are discussed and approved.

     Audit Committee. The Audit Committee of the Board of Directors of the Bank also functions as the Audit Committee of the Company and is composed of the following directors: J. Larry Young, Chairman, George H. Booth, II, A. M. Edwards, Jr., Eugene B. Gifford, Jr., and J. Heywood Washburn. The Audit Committee is an independent commit tee made up entirely of outside directors who are independent of management of the Company. The Audit Committee meets with the internal auditors and with the independent public accountant and reports regularly to the Board of Directors. The Audit Committee met twelve times during 1997.


                        PROPOSED AMENDMENT TO ARTICLES OF
                            INCORPORATION INCREASING
                      NUMBER OF AUTHORIZED SHARES OF STOCK

   The Board of Directors has proposed an amendment to the Articles of Incorporation, as previously amended, and directed that the amendment be submitted to the shareholders for approval. The amendment would increase the number of authorized shares of common stock from 7,500,000 to 15,000,000.

   Full text of the proposed resolution and amendment is as follows:

     RESOLVED, that Article Fourth of the Articles of Incorporation of The Peoples Holding Company, as previously amended, be amended to read as follows:

     FOURTH: The aggregate number of shares which the corporation shall have authority to issue is Fifteen
     Million (15,000,000) shares of common stock, all of one class, having a par value of Five Dollars ($5.00) each.

   Of the 7,500,000 authorized shares of common stock, 5,859,472 shares are presently issued and outstanding. The Board of Directors believes that the proposed increase in the number of authorized shares of common stock will benefit the Company by improving its flexibility when responding to future business needs and opportunities. The additional authorized shares will be available for issuance from time to time in connection with further stock splits in the form of stock dividends, financings, acquisitions and for other corporate purposes which the Board of Directors may deem advisable.

   The common stock of the Company was split three-for- two in 1997. Two hundred and six thousand and twenty-five (206,025) shares of stock were issued in connection with the Lakes Capital Corporation (Bank of Water Valley) merger in 1987, and 91,226 shares were issued in connection with the merger with New South Capital Corporation (New South Bank) in 1994.

   If the amendment is approved, the increased number of authorized shares of common stock, as well as the presently authorized but unissued shares of common stock, might be utilized in a transaction which could have the effect of delaying or preventing a change of control of the Company, which some or a majority of the stockholders may consider desirable. Such stock could be issued to third parties to discourage a takeover attempt or to dilute the ownership interest of a substantial stockholder who opposes board policies.

   The Articles of Incorporation contain certain provisions which might have the effect of delaying or preventing a change in control of the Company, such as a classified board of directors and approval by not less than eighty percent of the outstanding shares of certain transactions involving a shareholder owning or controlling twenty percent or more of the voting stock of the Company. The Board of Directors does not presently intend to propose other changes to the Articles of Incorporation which might be construed to have the effect of discouraging takeover attempts, and neither is the Board aware of any present effort or threat to obtain control of the Company.

   The Board of Directors unanimously recommends that you vote FOR this proposal.

                               EXECUTIVE OFFICERS

   All executive officers of the Company are elected by the Board of Directors and hold office for a term of one year and thereafter until their successors are elected and qualified. The following information with respect to executive officers of the Company is provided:

NAME                  AGE    POSITION HELD AND YEAR FIRST ELECTED

John W. Smith         62     Director and Executive Vice President
                             of the Company from July, 1983, until
                             July, 1993, and Director and President since August, 1993.

                             Director and Executive Vice President
                             of the Bank from 1978 and 1976,
                             respectively, until August, 1993, and
                             Director and President since August,
                             1993.


    The Administrative Committee of the Employee Stock Ownership Plan is composed of three participants of the Plan, none of whom are in the executive management of the Company.

                           SUMMARY COMPENSATION TABLE
                               ANNUAL COMPENSATION

NAME                                              OTHER     ALL
AND                                               ANNUAL   OTHER
PRINCIPAL                                         COMPEN-  COMPEN-
POSITIONS               YEAR  SALARY(1) BONUS(1)  SATION   SATION

John W. Smith           1997  $240,000  $ 9,754      (2)       (3)
President and           1996  $215,000  $28,566      (2)       (3)
CEO since               1995  $190,000  $35,087      (2)       (3)
August, 1993


All Policy              1997  $402,417  $ 9,754                (3)
Making Officers         1996  $363,200  $28,566                (3)
and Directors           1995  $337,000  $35,087                (3)
as a Group (14)

   Compensation for the executive officers was set based on an evaluation of the salary records of the peer group of bank holding companies in the state and in the region and on the performance of the Company.

   (1) Salary and bonus forms of compensation are composed of salary and directors' fees paid currently and salary and directors' fees the payment of which was deferred under either the Directors' Deferred Fee Plan or the Executive Deferred Compensation Plan.

   (2) No disclosure is necessary of the aggregate amount of personal benefits if less than the lesser of $50,000.00 or 10% of the cash compensation disclosed in the cash compensation table. Officers and employees use their personal automobiles for bank business and are reimbursed at a rate of $.315 per mile.

   (3) See pages regarding, Directors' Deferred Fee Plan and Executive Deferred Compensation Plan.


EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

   The Bank adopted an Employee Stock Ownership Plan effective as of January 1, 1981, and the Company adopted said plan effective as of November 1, 1983. The plan has subsequently been amended to comply with all law changes. This plan covers all employees who have attained the age of twenty-one and have at least one year of continuous service. The non-officer directors of the Company do not participate in the Plan. The Bank set aside $100,000 in 1997 for this Plan. The amount set aside is used to purchase shares of the Company stock and other stock which is held in trust for the employees until retirement, death, or break in service. The Plan presently owns 369,945 shares of the common stock of the Company or 6.31% of the total outstanding shares. These shares are voted by the employees participating in the Plan. Eligible employees participate in the Plan based on their salary compared to total eligible salaries for the year. Benefits are distributed in the form of shares held for the employee's account.

   At the beginning of 1997, the Plan held 248,902 shares of common stock of the Company. Between January 1, 1997, and December 31, 1997, 4,462 additional shares were purchased less 6,734 shares distributed to retired and terminated participants, and in addition, 123,315 shares were received as a result of a fifty percent stock dividend issued by the Bank as of January 1, 1998; bringing the total at the end of 1997, restated for the fifty percent stock dividend, to 369,945 shares. All Company stock purchased for the Plan was either purchased on the open market or from terminated ESOP participants. John W. Smith participated in the contribution to the

Employee Stock Ownership Plan, and his share of the contribution for 1997 was approximately $1,275.



PENSION PLAN

   The Pension Plan of the Bank has been adopted by the Company. Listed in the table below are the Retirement Benefits estimated to be paid to participants in the Company's Pension Plan at normal retirement date, age 65. The Non-Officer Directors of the Company do not participate in the Plan. The Plan allows early and delayed retirement. The Company elected to adopt Financial Accounting Standards Board Statements (FASB) No. 87 and No. 88 in 1986. The Pension expense since 1986 has been computed under those statements, resulting in income under FASB Statement No. 87 of $40,486.00 in 1997. The Company's funding policy is to contribute annually an amount that falls within the minimum and maximum amount determined by consulting actuaries in accordance with the Employee Retirement Income Security Act of 1974. The Company did not make a contribution to the Plan for 1997. Said evaluation is based on data concerning all employees participating in the Plan as a group. The actuary does not compute and assign any part of a total contribution as the current cost of retirement benefits for a specific employee.

     During 1996, the Pension Plan was curtailed, freezing participant accruals under the plan as of December 31, 1996. Effective January 1, 1997, a money purchase pension plan and a 401(K) plan were established to take the place of the Defined Benefit Plan.

   The table below shows the estimated maximum current benefits payable under the curtailed Pension Plan assuming retirement at age 65 of persons in the specified remuneration and years of service classification.

                         ESTIMATED CURRENT ANNUAL PENSION
   FINAL AVERAGE         BENEFITS FOR REPRESENTATIVE YEARS
ANNUAL COMPENSATION               OF SERVICE
-------------------     ----------------------------------
                           15          20              25

     10,000              2,100       2,800           3,500
     20,000              4,200       5,600           7,000
     30,000              7,110       9,480          11,850
     40,000             10,110      13,480          16,850
     50,000             13,110      17,480          21,850
     60,000             16,110      21,480          26,850
     80,000             22,110      29,480          36,850
    100,000             28,110      37,480          46,850
    120,000             34,110      45,480          56,850
    140,000             40,110      53,480          66,850
    160,000             46,110      61,480          76,850
    180,000             52,110      69,480          86,850
    200,000             58,110      77,480          96,850
    220,000             64,110      85,480         104,055

Assumption--Age 65, no survivor annuity, straight life, 10 year certain, annual Covered Compensation of $21,000.

   The estimated credited years of service and the compensation covered by the Plan, where required, for each of the individuals named in the Cash Compensation Table are as follows: John Smith, 30 ($245,258.46). (For Plan years beginning after December 31, 1993, certain limitations on compensation will apply if still applicable at the retirement of the participant. Currently the maximum compensation amount is $160,000.00.) As previously stated, this plan was curtailed in 1996 and John Smith's monthly pension benefit under the normal form of settlement is $5,822.65 per month for ten years certain.

   John Smith has a three-year employment contract with the Company. This employment contract shall not be effective unless there is a final consummation of a takeover transaction which is not recommended by the affirmative vote of a majority of the Board of Directors. The annual compensation to be paid during the term of the contract shall be the same amount as the officer's salary as of his final date of employment immediately preceding the effective date of the employment contract, together with all Pension Plan, Employee Stock Ownership Plan, Executive Deferred Compensation Plan and other fringe benefits to which the officer is entitled.

   The Company also has employment contracts with six executive vice-presidents of a subsidiary of the Company. These contracts will not be effective unless there is a change of control of the Company and the executive is terminted for other than cause or elects to terminate his employment for good reason. A severance amount of up to 2.99 times the executive's compensation could be payable as a result of such termination.


MONEY PURCHASE PENSION PLAN

    The Company adopted a Money Purchase Pension Plan effective as of January 1, 1997. The plan covers all employees who have attained the age of twenty-one and have at least one year of continuous service. The non-officer directors of the Company do not participate in this plan. The contribution amount is 5% of total compensation plus an additional 5% of compensation in excess of the social security wage base.

401(K) PLAN

    The Company  adopted a 401(K) plan effective as of January 1, 1997. The plan covers all employees who have attained the age of twenty-one and have at least one year of continuous service. The non-officer directors of the Company do not participate in this plan. Employees may contribute up to 10% of their compensation and the Company will match 100% of this contribution up to a maximum of 3%.

BENEFIT RESTORATION PLAN

   Effective May 1, 1991, The Peoples Bank and Trust Company established a Benefit Restoration Plan. Due to subsequent changes in the federal tax laws governing the integration of social security benefits into the pension plan formula, The Peoples Bank & Trust Company again amended The Peoples Bank & Trust Company Pension Plan, and on December 13, 1994, restated the Benefit Restoration Plan effective January 1, 1994. This plan is an unfunded non-qualified deferred compensation plan maintained solely for the purpose of restoring certain benefits for officers covered under The Peoples Bank and Trust Company Pension Plan who experienced a decrease of $50 or more in the present value of their pension benefits and had a $100 or more decrease in the projected amount of their future benefits resulting from an amendment to the Plan which revised the plan's Social Security integration formula in order to comply with recent IRS regulations. The plan will pay the eligible employees a benefit equal to the difference in what their benefit is under the revised plan and what their benefit would have been under the plan prior to its amendment.

   The normal retirement age under the Benefit Restoration Plan is age 65 and the employee is eligible for early retirement upon reaching the age of 55, provided the employee has 15 years of service with the bank. A death benefit equal to a 50% joint and survivor annuity will be payable to the employee's spouse in the event of his or her death. During 1997, the bank contributed $60,742 to this plan. Due to the curtailment of The Peoples Bank & Trust Company Pension Plan, this plan was amended in 1996 in order to freeze accruals under this plan as of December 31, 1995.


INCENTIVE COMPENSATION PLAN

  The Board of Directors of the Bank adopted an Incentive Compensation Plan titled "Performance Compensation for Stakeholders", to be effective for 1997. Incentive benefits will be paid to eligible officers and employees after the end of each calendar year and shall be determined based on established criteria relating to growth, profitability, asset quality and productivity. Management sets key performance indicators(KPI)for all applicable profit centers. The centers are rewarded for improved economic benefit to the Bank. Based on the amount of improved economic benefit derived from the center, incentive compensation is calculated as a percentage of salary. The President is covered under this plan.

The Performance Compensation for Stakeholders covers all eligible employees. An employee is credited for the pro-rata amount of time employed during the year. Employees must be employed by the bank at December 31 to be eligible. During 1997, the bank contributed $775,000 to this plan.

DIRECTORS' DEFERRED FEE PLAN AND
EXECUTIVE DEFERRED COMPENSATION PLAN

   (3) On November 12, 1985, the Board of Directors adopted the Directors' Deferred Fee Plan and the Executive Deferred Compensation Plan, hereinafter referred to as Part A, and effective January 1, 1989, eligible directors and employees were given the opportunity to defer additional compensation under Part B of these Plans. Under the terms of the Plans, non-employee directors and eligible employees may elect to defer, respectively, up to 100% of directors' fees and retainers and up to 10% of salary, as approved from time to time by the Administrative Committee of the Plans. Amounts deferred under Part A of the Plans accrue interest annually at 130% of the Moody's Average Corporate Bond Rate for the month of October preceding December 31 of each preceding year, and amounts deferred under Part B of the Plans accrue interest annually at the Moody's Average Corporate Bond Rate for the month of October preceding December 31 of each preceding year. If a Participant remains an employee or director until his or her normal retirement date and shall then retire, the Company is obligated to pay to the Participant an amount equal to the amount originally deferred under Part A as annually compounded by 130% of the Moody's Average Corporate Bond Rate and at the Moody's Average Corporate Bond Rate for the amount originally deferred under Part B until the Participant's normal retirement date. That result will then continue to be annually compounded by the appropriate percentage (130% in the case of Part A and 100% in the case of Part
B) of the Moody's Average Corporate Bond Rate being used at the time of normal retirement until the time the total retirement benefit, which will generally be paid monthly over a fifteen-year period, is completed. If a Participant terminates his or her employment prior to normal retirement, he or she will receive a termination benefit upon the earlier of (i) the Participant's death or
(ii) attainment of his or her early retirement date or (iii) at the time said Participant ceases his or her employment if such date is later than his or her early retirement date. This benefit shall be determined by improving the Participant's deferrals under Part A by the Moody's Average Corporate Bond Rate and under Part B by 75% of the Moody's Average Corporate Bond Rate, each as compounded on an annual basis if said Participant has been an employee or a director for less than ten years or if employment is discontinued for cause and by 130% and 100%, respectively, of the Moody's Average Corporate Bond Rate as compounded on an annual basis if said Participant has been an employee or director for ten or more years with such amount being computed from the date of entry to the termination date of the Participant. This benefit will normally be paid monthly over a fifteen-year period.

     If a Participant shall die after he or she begins receiving a benefit but before receiving 180 installments of his or her benefit, the amount will be continued to the Participant's beneficiary until the balance of 180 monthly payments have been made. If a Participant dies prior to the time he or she begins receiving a benefit, his or her beneficiary is entitled to the higher of the Pre- Retirement Death Benefit or the Participant's Accrued Benefit under the Plan. This benefit will normally be paid monthly over a fifteen-year period.

   The Plans are administered by an Administrative Committee which is appointed by the Board, and the Committee has the authority to amend the Plans or extend them for additional years, subject to the right of the Board to terminate the Plans. The committee has approved deferrals under the Plans for 1997 at the rates provided for under the terms of the Plans. The Plans are unfunded, and it is anticipated that they will result in no cost to the Company over the term of the Plans because life insurance policies on the lives of the Participants have been purchased in amounts estimated to be sufficient to pay benefits under the Plans. The Company is both the owner and beneficiary of all the insurance policies. On December 31, 1997, there were six directors and fifteen officers participat ing in Part A of the Plan and ten directors and thirty-six officers participating in Part B of the Plan. During 1997, $3,603.96 was paid from the Directors' Deferred Fee Plan as widows' benefits of deceased directors and $31,431.00 was paid in benefits to retired directors. In addition $50,453.88 was paid in benefits to retired non-executive officers, and $45,691.20 was paid to the widow of a deceased non-executive officer. Amounts deferred during 1997 by the individuals in the groups specified in the cash compensation table are included in the totals disclosed in the table. Amounts accrued during 1997, including deferrals, were as follows: Mr. Smith, $4,474.35 in Part A and $8,364.04 in Part B; all executives and directors, including retired executives and directors as a group, $92,440.42 in Part A and $271,589.19 in Part B.

OTHER BENEFITS

   The company has adopted certain broad-based employee benefit plans in which executive officers participate and certain other retirement, life and health insurance plans providing customary personal benefits. The benefits under these plans are not tied to company performance. The executive officer named in the Summary Compensation Table participates in the other benefits described above.

                                PERFORMANCE GRAPH

                           1992    1993     1994      1995      1996      1997

THE PEOPLES HOLDING CO.   $100   $127.96  $139.93   $161.83   $214.07   $307.73

EAST SOUTH CENTRAL BANKS   100    105.70   106.13    142.61    184.25    326.12

AMERICAN STOCK EXCHANGE    100    118.81   104.95    135.28    142.74    171.76

   This graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to The Peoples Holding Company's shareholders during the five-year period ended December 31, 1997, as well as the American Stock Exchange (AMEX) market index and an industry group of 35 East South Central Banks.

   Note: The graph above assumes $100 is invested on January 1, 1993, in The Peoples Holding Company stock; and an identical amount in the AMEX market index; and The peer group of bank holding companies, The East South Central Banks Industry Index.

   There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make nor endorse any predictions as to future stock performance.


                          TRANSACTIONS WITH MANAGEMENT

   The Bank has had in the past, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, stockholders of the Company and their associates, on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, and do not involve more than normal risks of collectibility or present other unfavorable features. Other than these transactions, there were no material transactions with this group during 1997.



                             SHAREHOLDERS' PROPOSALS

   Proposals of security holders intended to be presented at the next meeting must be received by the Company for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting by December 8, 1997.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

   The Board of Directors has selected the firm of Ernst & Young LLP, Certified Public Accountants, as independent auditors of the Company. In this capacity the firm will audit the books and records of The Peoples Holding Company and provide a written opinion on the financial statements of the Company. The firm has served in this capacity since the Company's formation. A representative of this firm will attend the annual stockholders meeting and will be available to respond to appropriate questions. Ernst & Young LLP prepared the Federal and State Income Tax Returns for the years 1980 through 1996, which were approved by the Board of Directors. Cost of preparing the tax returns was included in the total bill and the actual cost is not readily determinable.

                         RELATIONSHIP WITH LEGAL COUNSEL

     The Company and its subsidiary have retained the law firm of Mitchell, Voge, Beasley and Corban as general counsel. W. P. Mitchell is a partner in said law firm and is Chairman Emeritus of the Board of Directors of the Bank. William
M. Beasley is also a partner in said law firm. The Company and its subsidiary paid this firm fees and expenses totaling $137,843 during 1997.

     During 1997, the Bank retained the firm of Edwards, Storey, Marshall and Helveston as local counsel for the branch bank at West Point, Mississippi. A. M. Edwards, Jr. is a partner in said law firm. During 1997, the bank retained the firm of Gifford and Allred as local counsel for the branch bank at Booneville, Mississippi. Eugene B. Gifford, Jr. is a partner in that law firm.

   During 1997, the Bank retained John M. Creekmore as local counsel for the branch bank at Amory, Mississippi.

                              FINANCIAL STATEMENTS

   THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO EACH STOCKHOLDER REQUESTING SUCH A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THEREOF REQUIRED TO BE FILED WITH THE COMMISSION PURSUANT TO RULE 13 a-1 UNDER THE ACT FOR THE COMPANY'S MOST RECENT FISCAL YEAR, TO A BENEFICIAL OWNER OF ITS SECURITIES UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. EACH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT, AS OF THE RECORD DATE FOR THE ANNUAL MEETING OF THE COMPANY'S SECURITY HOLDERS, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT SUCH MEETING. REQUEST FOR THE ABOVE INFORMATION SHOULD BE DIRECTED TO: THE PEOPLES BANK & TRUST COMPANY, P. O. BOX 709, TUPELO, MISSISSIPPI 38802, ATTENTION: STUART R. JOHNSON, EXECUTIVE VICE-PRESIDENT AND CONTROLLER.


                                 OTHER BUSINESS

   Management at present knows of no other business to be brought before the meeting. If further business is properly brought before the meeting or an adjournment thereof, it is the intention of management to vote the accompanying proxies in accordance with management's judgment.

BY ORDER OF THE BOARD OF DIRECTORS


                                              /s/ John W. Smith
                                      ----------------------------------
                                           John W. Smith, President

APPENDIX A:

THE PEOPLES HOLDING COMPANY                 PROXY
P. O. Box 709                  THIS PROXY IS SOLICITED ON BEHALF OF
Tupelo, Mississippi 38802      THE BOARD OF DIRECTORS

                                The undersigned hereby appoints George H. Booth,
                        A.M. Edwards, Jr., Eugene B. Gifford, and J. Heywood Washburn as proxies,each with the power to appoint his or her subtitute and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of The Peoples Holding Company held on record by the undersigned on March 20, 1998, at the annual meeting of shareholders to be held on April 14, 1998, or any adjournment thereof.

(1)  Election of Directors.
     NOMINEES:

     FOR THREE-YEAR TERM ENDING IN 2001: John M. Creekmore; John W. Smith; Jimmy S. Threldkeld; Robert H. Weaver; and J. Larry Young.

     VOTE FOR all nominees listed               VOTE WITHHELD for all
     (except as written to the                  nominees listed [_______]
     contrary below)   [_______]

(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------------

(2) To approve a proposal to amend the articles of incorporation to increase to 15,000,000 the authorized shares of common stock of the Company.
     FOR[____]  AGAINST[___]     ABSTAIN [__]

(3) To ratify the appointment of Ernst & Young LLP of Memphis, Tennessee, as independent auditors for the Company for the current year.
     FOR[___]   AGAINST[___]     ABSTAIN[___]

(4) In their discretion, the Proxies are authorized to vote such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1,2 AND 3.

Please sign below exactly as name appears on back of proxy card. When shares are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated ____________________, 1998    __________________________________
                                               Signature

                                    ----------------------------------
                                        Signature if held jointly

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.